UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

Acadia Realty Trust

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-12002	23-2715194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Avenue Suite 300
Rye, New York		10580
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 2883100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.001 per share	AKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24 2022, Acadia Realty Trust (the “Company”) issued a press release announcing the resignation of Christopher Conlon, Executive Vice President and Chief Operating Officer of the Company, effective on or about February 11, 2022. Mr. Conlon joined the Company in 2008 as Senior Vice President, Leasing and Development, and was promoted to Executive Vice President, Chief Operating Officer in January 2012. Mr. Conlon has successfully transitioned his responsibilities to several individuals within the Company.

Item 7.01 Regulation FD Disclosure.

A copy of the press release with respect to the resignation of Mr. Conlon is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including the information included in Exhibit 99.1 attached hereto, is intended to be furnished pursuant to Item 7.01 and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act, or otherwise subject to the liabilities of Sections 11 and 12 (a) (2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 24, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acadia Realty Trust (Registrant)

Date:	January 24, 2022	By:	/s/Jason Blacksberg
		Name: Title:	Jason Blacksberg Senior Vice President and Chief Legal Officer